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                                                                   EXHIBIT 23.19



50 ALMA street                                               TEL: 01.47.68.74.80



92400 COURBEVOIE
FRANCE
siret - 402 270 334 00012
NAF:  741G



FROM: Mr HACHEM ALBERT                             TO:ARAMEX INTERNATIONAL
                                                    COURRIER - FRANCE
                                                    5 CHEMIN DE LA DIME
                                                    95700 ROISSY EN FRANCE



Dear sir



    As independent public accountants, we hereby consent to the use of our report dated Mars 03, 1996 and to all references to our firm included in or made a part of the registration statement on form F-1 (No. 333-15639) and related prospectus of Aramex International Courrier.



    We are independent auditors with respect to the Aramex International Courrier and its subsidiaries and affiliates within the meaning of the securities act of 1933 and the applicable published rules and regulations thereunder.



HACHEM Albert